Exhibit 5.1

                                 August 6, 1997





The Board of Directors
Meyer-Smith Holdco,  Inc.
3800 SE 22nd Avenue
Portland, OR  97202

     We have acted as counsel for Meyer-Smith Holdco, Inc., a Delaware corporation (the "Company") in connection with the proposed issuance of shares of Common Stock, to holders of capital stock of Smith's Food & Drug Centers, Inc. and Fred Meyer, Inc. Upon conversion of such stock following the merger of Smith's into Smith's Merger Sub and Fred Meyer into Fred Meyer Sub, with Fred Meyer and Smith's surviving the Fred Meyer Merger and the Smith's Merger and becoming wholly owned subsidiaries of the Company (the "Merger") as contemplated by the Registration Statement on Form S-4 (the Registration Statement") about to be filed by the Company with the Securities and Exchange Commission for the registration of the Common Stock under the Securities Act of 1933.

     We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records, and other instruments we deemed necessary for the purposes of this opinion.

     Based upon the foregoing, it is our opinion that:

     (i) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;

     (ii) All action necessary to make valid the proposed issuance of the Common Stock by the Company will have been taken when:

          (A) the Company's said Registration Statement, as it may be amended, shall have become effective;
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The Board of Directors
Meyer-Smith Holdco, Inc.
August 6, 1997
Page 2

          (B) the Merger shall have been approved by the requisite vote of the shareholders of Fred Meyer and Smith's;

          (C) all other conditions to the consummation of the Merger seth forth in the Merger Agreement shall have been satisfied or waived; and

          (D) the Common Stock shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

     We are further of the opinion that when the steps set forth in the immediately preceding paragraphs shall have been taken, the Common Stock will have been duly issued and be validly outstanding and all shares thereof will be fully paid and nonassessable.

     We hereby consent to the use of our name in the Registration Statement and in the Proxy Statement/Prospectus filed as a part thereof and to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       STOEL RIVES LLP

                                       STOEL RIVES LLP